Exhibit 99.1

News

Contacts: Media: Sheryl Williams 610.738.6493 swilliam@cephalon.com Investors: Robert (Chip) Merritt 610.738.6376 cmerritt@cephalon.com

For Immediate Release

Cephalon Reports Record Sales and Earnings for 2006

Company Updates 2007 Guidance;

Introduces First Quarter 2007 Guidance

Frazer, Pa. – February 12, 2007 – Cephalon, Inc. (Nasdaq: CEPH) today reported 2006 revenue of $1.76 billion, a 46 percent increase compared with 2005 revenue of $1.21 billion.  Adjusted sales for the year were $1.71 billion, a 48 percent increase over 2005 sales of $1.16 billion and $32 million higher than the company’s previously issued guidance.  Basic income per common share for the year was $2.39.  Excluding amortization and certain other items, basic adjusted income per common share was $5.54, a 92 percent increase over the comparable figure in 2005 of $2.88 and $0.34 higher than the company’s guidance.

Central nervous system (CNS) franchise adjusted sales for 2006 increased 34 percent to $786.3 million and pain franchise adjusted sales increased 59 percent to $656.2 million. Adjusted sales of other products were $264.4 million, an increase of 66 percent.

 “We delivered exceptionally strong performance in 2006,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “We successfully transitioned our pain franchise to FENTORA™, our next generation rapid-onset opioid, and accelerated the remarkable growth of PROVIGIL® even after eight years on the market.  As we look to the future, we believe that the development of our promising oncology pipeline will provide an additional platform for our continued growth.”

— more —

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

The company is raising its 2007 basic adjusted income per common share guidance by $0.03 per share to $3.90 - $4.00 (including the impact of SFAS 123R).  Total sales guidance for 2007 remains at $1.675 - $1.725 billion and is now comprised of CNS franchise sales of $950 - $975 million, pain franchise sales of $375 - $400 million and other product sales of $325 - $350 million.  SG&A and R&D guidance for 2007, including $30 million of SFAS 123R expense, is $695 - $725 million and $325 - $345 million, respectively.  The company’s adjusted net income guidance for 2007 is $259 - $265 million.

For the first quarter of 2007, the company is introducing sales guidance of $400 - $410 million, adjusted net income guidance of $59 - $66 million and basic adjusted income per common share guidance of $0.90 - $1.00.

Sales and basic adjusted income per common share guidance for the first-quarter of 2007 and full-year 2007 is reconciled below.

Cephalon’s management will discuss the company’s full-year 2006 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT on Monday, February 12, 2007.  To participate in the conference call, dial +1-913-981-4901 and refer to conference code number 7192405. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Newsroom,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company currently markets six proprietary products in the United States: PROVIGIL® (modafinil) Tablets [C-IV], FENTORA™ (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide), VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), and ACTIQ® (oral transmucosal fentanyl citrate) [C-II], and numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products, including the development of its oncology pipeline; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance for the first quarter and full-year 2007; and other statements regarding matters that are not historical facts, including the Company’s position and expected performance in 2007.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended				Three Months Ended
	December 31, 2006				December 31, 2005
	GAAP	Adjustments		"Adjusted"	GAAP	Adjustments		"Adjusted"
REVENUES:
Sales	$473,347			$473,347	$322,930			$322,930
Other revenues	11,335			11,335	13,474			13,474
	484,682	$—		484,682	336,404	$—		336,404
COSTS AND EXPENSES:
Cost of sales	67,213			67,213	50,130			50,130
Research and development	123,602	(39,218	)(1)	84,384	99,235	(3,944	)(1)	95,291
Selling, general and administrative	215,508	(3,718	)(2)	211,790	140,957	(13,192	)(2)	127,765
Depreciation and amortization	30,522	(20,958	)(3)	9,564	23,154	(15,473	)(3)	7,681
Impairment charge	—			—	20,820	(20,820	)(7)	—
Acquired in-process research and development	5,000	(5,000	)(4)	—	71,200	(71,200	)(4)	—
	441,845	(68,894)		372,951	405,496	(124,629)		280,867

INCOME (LOSS) FROM OPERATIONS	42,837	68,894		111,731	(69,092)	124,629		55,537

OTHER INCOME (EXPENSE):
Interest income	8,702			8,702	6,612			6,612
Interest expense	(5,399)			(5,399)	(5,924)			(5,924)
Debt exchange expense	(48,122)	48,122	(5)	—	—			—
Write-off of deferred debt issuance costs	—			—	(27,109)	27,109	(8)	—
Other income (expense), net	(1,056)			(1,056)	(55)			(55)
	(45,875)	48,122		2,247	(26,476)	27,109		633

INCOME (LOSS) BEFORE INCOME TAXES	(3,038)	117,016		113,978	(95,568)	151,738		56,170

INCOME TAX EXPENSE (BENEFIT)	1,871	33,736	(6)	35,607	(113,641)	127,097	(6)	13,456

NET INCOME (LOSS)	$(4,909)	$83,280		$78,371	$18,073	$24,641		$42,714

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.08)			$1.27	$0.31			$0.74

DILUTED INCOME (LOSS) PER COMMON SHARE	$(0.08)			$1.06	$0.30			$0.71

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	61,783			61,783	58,099			58,099

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	61,783			73,633	60,351			60,351

CEPHALON, INC. AND SUBSIDIARIES

Notes to Reconciliation of GAAP Net Income (Loss) to "Adjusted" Net Income

Three Months Ended December 31, 2006 and December 31, 2005

(1)          In 2006, to exclude charges related to payments for several research and development collaborations ($35.5 million) and the net impact of the adoption of the new stock compensation accounting rules ($3.7 million, representing half of the total stock option compensation expense recorded based on the employees' compensation allocation).  In 2005, to exclude the write-off of an investment in a development stage company ($1.0 million) and the restructuring of certain research and development activities at Cephalon France ($2.9 million).

(2)          In 2006, to exclude charges related to the net impact of the adoption of the new stock compensation accounting rules (representing half of the total stock option compensation expense recorded based on the employees' compensation allocation).  In 2005, to exclude charges relating to the termination of Salmedix's facility lease ($2.6 million) and the settlement of the PROVIGIL patent litigation ($10.6 million).

(3)          To exclude the on-going amortization of acquired intangible assets.

(4)          In 2006, to exclude the write-off of other acquired in-process research and development.  In 2005, to exclude the write-off of acquired in-process research and development related to the acquisition of Zeneus.

(5)          To exclude the debt exchange expense associated with the December 2006 exchanges of $337.0 million of zero coupon convertible subordinated notes and $100.0 million of 2% senior subordinated convertible notes.

(6)          In 2006, to reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in liabilities.  In 2005, to reflect the tax effect of adjustments at the applicable tax rates and $95.5 million of tax benefits due to the reassessment of the realizability of deferred tax assets.

(7)          To exclude the write-off of an intangible asset due to the expected termination of a distribution agreement in the United Kingdom.

(8)          To exclude the write-off of deferred debt issuance costs related to the 2% senior subordinated convertible notes.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Year Ended				Year Ended
	December 31, 2006				December 31, 2005
	GAAP	Adjustments		"Adjusted"	GAAP	Adjustments		"Adjusted"
REVENUES:
Sales	$1,720,172	$(13,273	)(1)	$1,706,899	$1,156,518			$1,156,518
Other revenues	43,897			43,897	55,374			55,374
	1,764,069	(13,273)		1,750,796	1,211,892	$—		1,211,892
COSTS AND EXPENSES:
Cost of sales	257,061	(8,610	)(2)	248,451	164,223			164,223
Research and development	403,367	(95,772	)(3)	307,595	354,826	(3,944	)(3)	350,882
Selling, general and administrative	675,576	(25,259	)(4)	650,317	443,861	(13,192	)(4)	430,669
Depreciation and amortization	116,511	(81,723	)(5)	34,788	84,305	(57,651	)(5)	26,654
Impairment charges	12,417	(12,417	)(6)	—	20,820	(20,820	)(6)	—
Acquired in-process research and development	5,000	(5,000	)(7)	—	366,815	(366,815	)(7)	—
	1,469,932	(228,781)		1,241,151	1,434,850	(462,422)		972,428

INCOME (LOSS) FROM OPERATIONS	294,137	215,508		509,645	(222,958)	462,422		239,464

OTHER INCOME (EXPENSE):
Interest income	25,438			25,438	26,171			26,171
Interest expense	(18,922)			(18,922)	(25,235)			(25,235)
Debt exchange expense	(48,122)	48,122	(8)	—	—			—
Write-off of deferred debt issuance costs	(13,105)	13,105	(9)	—	(27,109)	27,109	(9)	—
Gain on early extinguishment of debt	—			—	2,085	(2,085	)(11)	—
Other income (expense), net	(1,172)			(1,172)	1,928			1,928
	(55,883)	61,227		5,344	(22,160)	25,024		2,864

INCOME (LOSS) BEFORE INCOME TAXES	238,254	276,735		514,989	(245,118)	487,446		242,328

INCOME TAX EXPENSE (BENEFIT)	93,438	86,583	(10)	180,021	(70,164)	145,375	(10)	75,211

NET INCOME (LOSS)	$144,816	$190,152		$334,968	$(174,954)	$342,071		$167,117

BASIC INCOME (LOSS) PER COMMON SHARE	$2.39			$5.54	$(3.01)			$2.88

DILUTED INCOME (LOSS) PER COMMON SHARE	$2.08			$4.81	$(3.01)			$2.76

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	60,507			60,507	58,051			58,051

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	69,672			69,672	58,051			62,073

CEPHALON, INC. AND SUBSIDIARIES

Notes to Reconciliation of GAAP Net Income (Loss) to "Adjusted" Net Income

Years Ended December 31, 2006 and December 31, 2005

(1)          To exclude the U.S. Department of Defense ("DoD") Tricare program reversal as a result of the U.S. Court of Appeals September 2006 ruling.

(2)          To exclude the reserve for SPARLON capitalized inventory costs.

(3)          In 2006, to exclude charges related to payments for several research and development collaborations ($80.5 million) and the net impact of the adoption of the new stock compensation accounting rules ($15.3 million, representing half of the total stock option compensation expense recorded based on the employees' compensation allocation).  In 2005, to exclude the write-off of an investment in a development stage company ($1.0 million) and the restructuring of certain research and development activities at Cephalon France ($2.9 million).

(4)          In 2006, to exclude charges associated with the settlement of the PROVIGIL patent litigation ($6.0 million), employee severance costs associated with the European integration and restructuring ($4.0 million) and the net impact of the adoption of the new stock compensation accounting rules ($15.3 million, representing half of the total stock option compensation expense recorded based on the employees' compensation allocation).  In 2005, to exclude charges relating to the termination of Salmedix's facility lease ($2.6 million) and the settlement of the PROVIGIL patent litigation ($10.6 million).

(5)          To exclude the on-going amortization of acquired intangible assets.

(6)          In 2006, to exclude charges related to the impairment of an intangible asset.  In 2005, to exclude the write-off of an intangible asset due to the expected termination of a distribution agreement in the United Kingdom.

(7)          In 2006, to exclude the write-off of other acquired in-process research and development.  In 2005, to exclude the write-off of acquired in-process research and development related to the acquisition of Salmedix ($130.1 million), VIVITROL product rights ($160.0 million), Zeneus ($71.2 million) and other ($5.5 million).

(8)          To exclude the debt exchange expense associated with the December 2006 exchanges of $337.0 million of zero coupon convertible subordinated notes and $100.0 million of 2% senior subordinated convertible notes.

(9)          In 2006, to exclude the write-off of deferred debt issuance costs related to the Zero Coupon convertible subordinated notes.  In 2005, to exclude the write-off of deferred debt issuance costs related to the 2% senior subordinated convertible notes.

(10)    In 2006, to reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in liabilities.  In 2005, to reflect the tax effect of adjustments at the applicable tax rates and $46.0 million of tax benefits due to the reassessment of the realizability of deferred tax assets.

(11)    To exclude the gain on early extinguishment of debt related to the repurchase of $511.7 million of our 2.5% convertible subordinated notes due December 2006.

CEPHALON, INC. AND SUBSIDIARIES

"ADJUSTED" CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended							%
	December 31,						Increase
	2006			2005			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$190,838	$13,833	$204,671	$137,028	$11,239	$148,267	39%	23%	38%
GABITRIL	12,805	806	13,611	12,494	1,179	13,673	2%	(32)%	0%
CNS	203,643	14,639	218,282	149,522	12,418	161,940	36%	18%	35%

ACTIQ	100,882	8,039	108,921	112,571	5,198	117,769	(10)%	55%	(8)%
Generic OTFC	46,630	—	46,630	—	—	—	100%	100%	100%
FENTORA	29,250	—	29,250	—	—	—	100%	100%	100%
Pain	176,762	8,039	184,801	112,571	5,198	117,769	57%	55%	57%

Other	14,423	55,841	70,264	13,376	29,845	43,221	8%	87%	63%

	$394,828	$78,519	$473,347	$275,469	$47,461	$322,930	43%	65%	47%

	Year Ended							%
	December 31,						Increase
	2006			2005			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
PROVIGIL	$684,885	$43,052	$727,937	$475,557	$37,248	$512,805	44%	16%	42%
GABITRIL	54,096	4,316	58,412	66,517	5,741	72,258	(19)%	(25)%	(19)%
CNS	738,981	47,368	786,349	542,074	42,989	585,063	36%	10%	34%

ACTIQ	544,886	27,252	572,138	394,676	17,102	411,778	38%	59%	39%
Generic OTFC	54,801	—	54,801	—	—	—	100%	100%	100%
FENTORA	29,250	—	29,250	—	—	—	100%	100%	100%
Pain	628,937	27,252	656,189	394,676	17,102	411,778	59%	59%	59%

Other	56,084	208,277	264,361	49,695	109,982	159,677	13%	89%	66%

	$1,424,002	$282,897	$1,706,899	$986,445	$170,073	$1,156,518	44%	66%	48%

NOTE:  For the year ended December 31, 2006, amounts exclude the impact of the DoD Tricare program reversal of $13.3 million which reduced GAAP U.S. sales of PROVIGIL, GABITRIL and ACTIQ by $6.9 million, $0.9 million and $5.5 million, respectively.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2006	2005
CURRENT ASSETS:
Cash and cash equivalents	$496,512	$205,060
Investments	25,212	279,030
Receivables, net	270,045	199,086
Inventory, net	174,300	137,886
Deferred tax assets, net	184,518	187,436
Other current assets	47,278	40,339
Total current assets	1,197,865	1,048,837

PROPERTY AND EQUIPMENT, net	453,010	323,830
GOODWILL	467,167	471,051
INTANGIBLE ASSETS, net	793,037	742,874
DEFERRED TAX ASSETS, net	118,192	200,629
OTHER ASSETS	16,226	31,985
	$3,045,497	$2,819,206

CURRENT LIABILITIES:
Current portion of long-term debt	$1,023,312	$933,160
Accounts payable	90,586	53,699
Accrued expenses	263,478	291,744
Total current liabilities	1,377,376	1,278,603

LONG-TERM DEBT	224,992	763,097
DEFERRED TAX LIABILITIES, net	72,491	110,703
OTHER LIABILITIES	61,178	54,632
Total liabilities	1,736,037	2,207,035

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value	678	584
Additional paid-in capital	1,780,749	1,166,166
Treasury stock, at cost	(151,068)	(17,125)
Accumulated deficit	(425,256)	(570,072)
Accumulated other comprehensive income	104,357	32,618
Total stockholders' equity	1,309,460	612,171
	$3,045,497	$2,819,206

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$144,816	$(174,954)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense (benefit)	62,958	(31,389)
Tax benefit from stock-based compensation	—	5,826
Debt exchange expense	48,122	—
Depreciation and amortization	126,531	89,967
Amortization of debt issuance costs	493	7,301
Write-off of debt issuance costs associated with convertible subordinated notes	13,105	27,109
Stock-based compensation expense	42,807	10,784
Non-cash gain on early extinguishment of debt	—	(4,549)
Loss on disposals of property and equipment	3,292	1,107
Impairment charges	12,417	20,820
Acquired in-process research and development	—	201,815
Changes in operating assets and liabilities, net of effect from acquisitions:
Receivables	(63,932)	35,070
Inventory	(21,796)	(44,167)
Other assets	2,509	(36,528)
Accounts payable, accrued expenses and deferred revenues	(19,764)	94,523
Other liabilities	(31,641)	(17,004)
Net cash provided by operating activities	319,917	185,731

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(159,917)	(118,050)
Acquisition of Salmedix, net of cash acquired	—	(130,733)
Acquisition of TRISENOX	—	(69,722)
Acquisition of Zeneus, net of cash acquired	—	(365,786)
Acquisition of intangible assets	(115,850)	(33,459)
Sales and (purchases) of investments, net	255,391	(62,730)
Net cash used for investing activities	(20,376)	(780,480)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	143,491	11,460
Windfall tax benefits from stock-based compensation	27,189	—
Acquisition of treasury stock	(4,418)	(2,265)
Payments on and retirements of long-term debt	(188,886)	(504,113)
Net proceeds from issuance of convertible subordinated notes	—	891,949
Proceeds from sale of warrants	—	217,071
Purchase of convertible note hedge	—	(382,261)
Net cash provided by (used for) financing activities	(22,624)	231,841

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	14,535	(6,276)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	291,452	(369,184)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	205,060	574,244

CASH AND CASH EQUIVALENTS, END OF YEAR	$496,512	$205,060

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	March 31, 2007			December 31, 2007

Projected GAAP basic income per common share	$0.69	—	$0.79	$3.07	—	$3.17

Amortization of current intangibles	$0.32	—	$0.32	$1.28	—	$1.28
Tax effect of pre-tax adjustments at the applicable tax rates	$(0.11)	—	$(0.11)	$(0.45)	—	$(0.45)

Basic adjusted income per common share guidance	$0.90	—	$1.00	$3.90	—	$4.00

The Company’s guidance is being issued based on certain assumptions including:

•                  Adjusted effective tax rate of approximately 35 percent for 2007; and

•                  Weighted average number of common shares outstanding of 66.0 million shares for the three months ended March 31, 2007 and 66.3 million shares for the twelve months ended December 31, 2007.